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Certified Public Accountants

EXHIBIT 16.1

August 2, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

RE:    Anpulo Food, Inc.

We have read the statements of Anpulo Food, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated August 2, 2013 and agree with such statements as they pertain to our firm.

Regards,

/s/ Sherb & Co., LLP